Exhibit 10.02<?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />
DALRADA FINANCIAL CORPORATION
PROMISSORY NOTE
NOTE 2

$8,060,000.00                                                                           <?xml:namespace prefix = st1 ns = "urn:schemas-microsoft-com:office:smarttags" />San Diego, California
                                                                                                            March 29, 2007

            DALRADA FINANCIAL CORPORATION, a Delaware corporation (the “Company”), the principal office of which is located at 9449 Balboa Avenue, San Diego, California 92123, for value received, evidenced by the terms of a Separation Agreement dated March 29, 2007 and attached hereto as Exhibit A, hereby promises to pay to The Solvis Group, Inc., a Nevada corporation, the sum of eight million sixty thousand dollars ($8,060,000.00), or such lesser amount as shall then equal the outstanding principal amount hereof on the terms and conditions set forth hereinafter. The principal hereof and any unpaid accrued interest hereon, as set forth below, shall be due and payable on the five-year anniversary of this Note. Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder.

            The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.  Definitions. As used in this Note, the following terms, unless the otherwise requires, have the following meanings:

(i)   “Company” includes any corporation, which shall succeed to or assume the obligations of the Company under this Note, it’s subsidiaries or successors in interest.

(ii)    “Holder,” when the context refers to a holder of this Note, shall mean The Solvis Group, Inc. or its successors or assigns.

2.  Payments. The Company shall make minimum monthly payments of eighty five thousand dollars ($85,000.00) on the first of each month beginning April 1, 2007, payable pursuant to the instructions contained in the Separation Agreement, with a balloon payment on April 1, 2012 of five million, eight hundred and one thousand and four hundred and one  dollars ($5,801,041) or such lesser amount as shall then equal the outstanding principal amount hereof on the terms and conditions set forth hereinafter.

3. Interest.  The Company shall pay annual interest of eight percent (8%) on the principal amount of the Note.

            3.  Events of Default.  If any of the events specified in this Sections 3 shall occur (herein individually referred to as an “Event of Default”), the Holder of the Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company.

(i) Default in the payment of the principal and unpaid accrued interest of this Note when due any payable if such default is not cured by the Company within thirty (30) days after the Holder has given the Company written notice of such default; or

(ii) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Act, or any other applicable Federal or State law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

(iii) If, within sixty (60) days after commencement of any action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings there under affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company, such appointment shall not have been vacated.

4.  Security.  The underlying equity interest in Alliance Insurance shall be provided as security for this Promissory Note.

5.  Prepayment.  Upon ten (10) days prior written notice to the Holder, the Company may at any time prepay, without penalty, in whole or in part the entire principal, plus all accrued interest thereon to date of payment, of this Note.

6. Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder.

7.  Representations and Warranties.  The representations and warranties of the Holder contained in the Separation Agreement are true and correct as of the date hereof and are hereby incorporated herein as though set forth in full.

8.  Notices.  Any notices, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if telegraphed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein.  Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

9.  No Stockholder Rights.  Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby.

11.       Attorney Fees.  The parties shall bear their own respective attorneys fees, costs and expenses incurred in connection with negotiating, preparing and signing of this Agreement. In the event any litigation should be commenced as between the Parties to this Agreement, concerning said Agreement, or the rights and duties of either in relation thereto, the Party prevailing in such litigation shall be entitled, in addition to such relief as may be granted, to a reasonable sum as and for attorneys fees and other costs and expenses arising from such litigation.  Said fees, costs and expenses compensable hereunder shall be determined by the court having jurisdiction of such litigation or by a separate action brought for such purpose.

12.  Heading; References.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.  Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

IN WITNESS WHEREOF, the Company has caused this Note to be issued this 29th day of March 2007.

DALRADA FINANCIAL CORPORATION

                                    /s/ Brian Bonar
<?xml:namespace prefix = v ns = "urn:schemas-microsoft-com:vml" />By:
                                    Brian Bonar
                                    Chief Executive Officer

THE SOLVIS GROUP, INC. (“HOLDER”)
                                    /s/ Eric Gaer
By:
                                    Eric W. Gaer
                                    Chief Executive Officer